Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-179771) of TAL International Group, Inc.,

(2) Registration Statement (Form S-3 No. 333-170169) of TAL International Group, Inc.

(3) Registration Statement (Form S-8 No. 333-142074) pertaining to the TAL International Group, Inc. 2004 Management Stock Plan and 2005 Management Omnibus Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-197722) pertaining to the TAL International Group, Inc. 2014 Equity Incentive Plan;

of our reports dated February 19, 2015, with respect to the consolidated financial statements and schedule of TAL International Group, Inc., and the effectiveness of internal control over financial reporting of TAL International Group, Inc. included in this Annual Report (Form 10-K) of TAL International Group, Inc. for the year ended December 31, 2014.
/s/ Ernst & Young LLP

New York, New York
February 19, 2015